Exhibit (d)(1)

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AMENDMENT NO. 22 DATED SEPTEMBER 8, 2014 TO THE PROSHARES TRUST

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN

PROSHARES TRUST AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of September 8, 2014

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:1

Fee	Portfolio’s Average Daily Net Asset Level
75 basis points	First $6.0 billion
70 basis points	Next $4.0 billion
65 basis points	Thereafter

NAME OF PORTFOLIO

ProShares Ultra S&P500
ProShares Ultra MidCap400
ProShares Ultra Dow30
ProShares Ultra QQQ
ProShares Ultra Russell1000 Value
ProShares Ultra Russell1000 Growth
ProShares Ultra Russell MidCap Value
ProShares Ultra Russell MidCap Growth
ProShares Ultra Russell2000 Value
ProShares Ultra Russell2000 Growth
ProShares Ultra Basic Materials
ProShares Ultra Consumer Goods
ProShares Ultra Consumer Services
ProShares Ultra Financials
ProShares Ultra Health Care
ProShares Ultra Industrials
ProShares Ultra Oil & Gas
ProShares Ultra Real Estate
ProShares Ultra Semiconductors
ProShares Ultra Technology
ProShares Ultra Telecommunications
ProShares Ultra Utilities
ProShares Ultra Russell2000
ProShares Ultra SmallCap600
ProShares Ultra MSCI Japan
ProShares Ultra MSCI Emerging Markets
ProShares Ultra MSCI EAFE
ProShares Ultra NASDAQ Biotechnology

[1]	All fees are computed daily and paid monthly

Exhibit (d)(1)

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NAME OF PORTFOLIO

ProShares Ultra FTSE China 25[2]
ProShares Ultra 7-10 Year Treasury
ProShares Ultra 20+ Year Treasury
ProShares Ultra High Yield
ProShares Ultra Investment Grade Corporate
ProShares Ultra Russell3000
ProShares Ultra MSCI Pacific ex-Japan
ProShares Ultra FTSE Europe
ProShares Ultra MSCI Brazil Capped
ProShares Ultra MSCI Mexico Capped IMI
ProShares Ultra KBW Regional Banking
ProShares Short S&P500
ProShares Short MidCap400
ProShares Short Dow30
ProShares Short QQQ
ProShares Short Russell2000
ProShares Short SmallCap600
ProShares Short Basic Materials
ProShares Short Financials
ProShares Short Oil & Gas
ProShares Short Real Estate
ProShares Short MSCI Emerging Markets
ProShares Short MSCI EAFE
ProShares Short 7-10 Year Treasury
ProShares Short 20+ Year Treasury
ProShares Short High Yield
ProShares Short Investment Grade Corporate
ProShares Short KBW Regional Banking
ProShares Short FTSE China 25[3]
ProShares UltraShort S&P500
ProShares UltraShort MidCap400
ProShares UltraShort Dow30
ProShares UltraShort QQQ
ProShares UltraShort Russell2000
ProShares UltraShort SmallCap600
ProShares UltraShort Russell1000 Value
ProShares UltraShort Russell1000 Growth
ProShares UltraShort Russell MidCap Value
ProShares UltraShort Russell MidCap Growth
ProShares UltraShort Russell2000 Value
ProShares UltraShort Russell2000 Growth
ProShares UltraShort Basic Materials
ProShares UltraShort Consumer Goods
ProShares UltraShort Consumer Services
ProShares UltraShort Financials
ProShares UltraShort Health Care
ProShares UltraShort Industrials
ProShares UltraShort Oil & Gas
ProShares UltraShort Real Estate

[2]	On September 22, 2014, the Fund will be renamed “ProShares Ultra FTSE China 50”.
[3]	On September 22, 2014, the Fund will be renamed “ProShares Short FTSE China 50”.

Exhibit (d)(1)

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NAME OF PORTFOLIO

ProShares UltraShort Semiconductors
ProShares UltraShort Technology
ProShares UltraShort Telecommunications
ProShares UltraShort Utilities
ProShares UltraShort MSCI Japan
ProShares UltraShort MSCI Emerging Markets
ProShares UltraShort MSCI EAFE
ProShares UltraShort NASDAQ Biotechnology
ProShares UltraShort FTSE China 25[4]
ProShares UltraShort 3-7 Year Treasury
ProShares UltraShort 7-10 Year Treasury
ProShares UltraShort 20+ Year Treasury
ProShares UltraShort TIPS
ProShares UltraShort Russell3000
ProShares UltraShort MSCI Pacific ex-Japan
ProShares UltraShort FTSE Europe
ProShares UltraShort MSCI Brazil Capped
ProShares UltraShort MSCI Mexico Capped IMI
ProShares UltraPro S&P500
ProShares UltraPro QQQ
ProShares UltraPro Dow30
ProShares UltraPro Russell2000
ProShares UltraPro MidCap 400
ProShares UltraPro Financials
ProShares UltraPro Short S&P500
ProShares UltraPro Short QQQ
ProShares UltraPro Short Dow30
ProShares UltraPro Short Russell2000
ProShares UltraPro Short MidCap400
ProShares UltraPro Short 20+ Year Treasury
ProShares UltraPro Short Financials

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:5

NAME OF PORTFOLIO	COMPENSATION (at annual rate expressed as a percentage of average daily net assets of each Fund)
ProShares UltraPro 10 Year TIPS/TSY Spread	0.55%
ProShares UltraPro Short 10 Year TIPS/TSY Spread	0.55%
ProShares 30 Year TIPS/TSY Spread	0.55%
ProShares Short 30 Year TIPS/TSY Spread	0.55%
ProShares German Sovereign/Sub-Sovereign ETF	0.35%

[4]	On September 22, 2014, the Fund will be renamed “ProShares UltraShort FTSE China 50”.
[5]	All fees are computed daily and paid monthly

Exhibit (d)(1)

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NAME OF PORTFOLIO	COMPENSATION (at annual rate expressed as a percentage of average daily net assets of each Fund)
ProShares USD Covered Bond	0.35%
ProShares Global Listed Private Equity ETF	0.50%
ProShares High Yield–Interest Rate Hedged	0.50%
ProShares DJ Brookfield Global Infrastructure ETF	0.45%
ProShares S&P 500 Dividend Aristocrats ETF	0.35%
ProShares Large Cap Core Plus	0.75%
ProShares RAFI Long/Short	0.75%
ProShares Hedge Replication ETF	0.75%
ProShares Merger ETF	0.75%
ProShares Investment Grade–Interest Rate Hedged	0.30%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares USD Emerging Markets Bond–Interest Rate Hedged	0.55%
ProShares MSCI Emerging Markets Dividend Growers ETF	0.60%
ProShares MSCI EAFE Dividend Growers ETF	0.50%
ProShares MSCI Europe Dividend Growers ETF	0.55%
ProShares CDS North American HY Credit ETF	0.65%
ProShares CDS Short North American HY Credit ETF	0.65%
ProShares CDS North American IG Credit ETF	0.65%
ProShares CDS Short North American IG Credit ETF	0.65%
ProShares CDS European HY Credit ETF	0.65%
ProShares CDS Short European HY Credit ETF	0.65%
ProShares CDS European IG Credit ETF	0.65%
ProShares CDS Short European IG Credit ETF	0.65%
[REDACTED]	[REDACTED ]%

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir		Todd B. Johnson
	Chief Executive Officer		President